Exhibit 5.1

[BECTON, DICKINSON AND COMPANY LETTERHEAD]

May 2, 2024

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, NJ 07417

Becton Dickinson Euro Finance S.à.r.l.
412F, route d’Esch
L-1471 Luxembourg

Ladies and Gentlemen:

You have requested that I, as Senior Vice President, Corporate Secretary and Associate General Counsel for Becton, Dickinson and Company, a New Jersey corporation (“BD”), and the indirect parent of Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance” and, together with BD, the “Issuers” and each, an “Issuer”), render my opinion regarding certain matters in connection with the registration statement on Form S¬3 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (a) debt securities of BD (the “Debt Securities”), which will be issued pursuant to an indenture, dated as of March 1, 1997 (the “Indenture”), between BD and The Bank of New York Mellon (as successor to JPMorgan Chase Bank (formerly The Chase Manhattan Bank)), as trustee; (b) shares of common stock, par value $1.00 per share, of BD (the “Common Stock”); (c) shares of preferred stock, par value $1.00 per share, of BD (the “Preferred Stock”) which may be issued in one or more series; (d) depositary receipts (the “Receipts”) representing fractional interests in shares of Preferred Stock of any series (the “Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) between BD and one or more bank or trust companies to be named therein (each, a “Depositary Agent”); (e) warrants of BD to purchase Debt Securities or shares of Common Stock or Preferred Stock (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between BD and one or more warrant agents to be named therein (each, a “Warrant Agent”); (f) purchase contracts of BD for the purchase or sale of Debt Securities, shares of Common Stock or shares of Preferred Stock, a basket of such securities, an index or indices of such securities or any combination thereof, currencies or commodities (the “Purchase Contracts”), which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between BD and one or more purchase contract agents to be named therein (each, a “Purchase Contract Agent”); (g) Debt Securities, shares of Common Stock, shares of Preferred Stock, Warrants and Purchase Contracts or any combination thereof or securities of other entities that may be offered in the form of units (the “Units”), which may be issued pursuant to one or more agreements (each, a “Unit Agreement”) between BD and one or more unit agents to be named therein (each, a “Unit Agent”); (h) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities or Warrants or settlement of any Purchase Contracts or Units, including such shares of Common Stock of Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate BD Securities”); (i) guarantees by BD of the Becton Finance Debt Securities (as defined below) (the “Guarantees”); (j) debt securities of Becton Finance (the “Becton Finance Debt Securities”), which will be issued pursuant to an indenture, dated as of May 17, 2019 (the “Becton Finance Indenture”), among Becton Finance, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented thereto; and (k) such indeterminate number of Becton Finance Debt Securities or Guarantees as may be issued upon conversion, exchange or exercise, as applicable, of any Becton Finance Debt Securities (collectively, “Indeterminate Becton Finance Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I, or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or appropriate for the purposes of rendering the opinions below. In my examination, I have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

On the basis of the foregoing and subject to the assumptions stated herein, I am of the opinion that:

1.            The Indenture has been duly authorized, executed and delivered by BD; with respect to a particular series of Debt Securities, including any Indeterminate BD Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder (the “Rules and Regulations”); (iv) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by BD and the other parties thereto; (v) any officer’s certificate or supplemental indenture establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by BD and any other parties thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities; and (vii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of BD, enforceable in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.            With respect to any shares of Common Stock offered by BD, including any Indeterminate BD Securities constituting Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by BD and the other parties thereto; (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the organizational documents of BD; (v) if the Offered Common Stock is to be certificated, certificates in the form required under the New Jersey Business Corporation Act (as defined below) representing the shares of Offered Common Stock are duly executed and countersigned; and (vi) the shares of Offered Common Stock are registered in BD’s share registry and delivered upon payment of the agreed-upon consideration therefor, such shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $1.00 per share of Common Stock.

3.            With respect to the shares of any series of Preferred Stock offered by BD, including any Indeterminate BD Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by BD and the other parties thereto; (iv) the filing of an amendment to BD’s certificate of incorporation for the Offered Preferred Stock in accordance with the applicable provisions of the New Jersey Business Corporation Act (the “Certificate”) with the Secretary of State of the State of New Jersey has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the organizational documents of BD, including the Certificate relating to the Offered Preferred Stock; (vi) if the Offered Preferred Stock is to be certificated, certificates in the form required under the New Jersey Business Corporation Act representing the shares of Offered Preferred Stock are duly executed and countersigned; and (vii) the shares of Offered Preferred Stock are registered in BD’s share registry and delivered upon payment of the agreed-upon consideration therefor, such shares of Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.

4.            With respect to any Depositary Shares offered by BD, including any Indeterminate BD Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Depositary Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been authorized, executed and delivered by BD and the other parties thereto; (iv) a Depositary Agreement relating to the Offered Depositary Shares has been duly authorized, executed and delivered by BD and the other parties thereto; (v) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Depositary Agreement; (vi) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by BD; (vii) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Depositary Agent for deposit in accordance with the applicable Depositary Agreement; and (viii) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, the Offered Depositary Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Depositary Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of BD, enforceable against BD in accordance with their respective terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.            With respect to any Warrants offered by BD (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by BD and the other parties thereto; (iv) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by BD and the other parties thereto; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement; (vi) the Common Stock and Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by BD; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of BD, enforceable against BD in accordance with their respective terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.            With respect to any Purchase Contracts offered by BD (the “Offered Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Purchase Contracts are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by BD and the other parties thereto; (iv) a Purchase Contract Agreement relating to the Offered Purchase Contracts has been duly authorized, executed and delivered by BD and the other parties thereto; (v) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement; (vi) the securities, a basket of such securities, an index or indices of such securities or any combination thereof, currencies or commodities relating to such Offered Purchase Contracts have been duly authorized for issuance; and (vii) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of BD, enforceable in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7.            With respect to any Units offered by BD (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Units are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by BD and the other parties thereto; (iv) the terms of the Offered Units and the related Common Stock, Debt Securities, Warrants and Purchase Contracts and securities of other entities and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement; (v) the Common Stock, Debt Securities, Warrants and Purchase Contracts and securities of other entities included in such Offered Units have been duly authorized for issuance; and (vi) the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of BD, enforceable against BD in accordance with their respective terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

8.            With respect to any Guarantee of a particular series of Offered Becton Finance Debt Securities (as defined below), including any Guarantee of any Indeterminate Becton Finance Securities constituting Becton Finance Debt Securities of such series (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments thereto), has become effective under the Securities Act; (ii) the Becton Finance Indenture has been duly qualified under the TIA; (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iv) if the Offered Becton Finance Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Becton Finance Debt Securities has been duly authorized, executed and delivered by Becton Finance and the other parties thereto; (v) any officer’s certificate or supplemental indenture establishing the terms of the Offered Guarantees and the Offered Becton Finance Debt Securities guaranteed thereby have been duly authorized, executed and delivered by each of the Issuers and any other parties thereto; and (vi) the certificates evidencing the Offered Becton Finance Debt Securities and the Offered Guarantees have been issued in a form that complies with the provisions of the Becton Finance Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Becton Finance Debt Securities or Offered Guarantees and have been duly executed and authenticated in accordance with the provisions of the Becton Finance Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Guarantees, when issued and sold or otherwise distributed in accordance with the Becton Finance Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of BD, as guarantor, enforceable in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

9.            With respect to a particular series of Becton Finance Debt Securities, including any Indeterminate Securities constituting Becton Finance Debt Securities of such series (the “Offered Becton Finance Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments thereto), has become effective under the Securities Act, (ii) the Becton Finance Indenture has been qualified under the TIA; (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Becton Finance Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iv) if the Offered Becton Finance Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Becton Finance Debt Securities has been duly authorized, executed and delivered by Becton Finance and the other parties thereto; (v) any officer’s certificate or supplemental indenture establishing the terms of the Offered Becton Finance Debt Securities has been duly authorized, executed and delivered by Becton Finance and any other parties thereto; (vi) the terms of the Offered Becton Finance Debt Securities and of their issuance and sale have been duly established in conformity with the Becton Finance Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Becton Finance Debt Securities; and (vii) the certificates evidencing the Offered Becton Finance Debt Securities have been issued in a form that complies with the provisions of the Becton Finance Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Becton Finance Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Becton Finance Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Becton Finance Debt Securities, when issued and sold or otherwise distributed in accordance with the Becton Finance Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of Becton Finance, enforceable in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such security, (i) the terms of such security shall have been duly established by, and the issuance and sale of such security shall have been duly authorized by, the Board of Directors or the Board of Managers, as applicable, of the applicable Issuer or pursuant to authority delegated by the Board of Directors or the Board of Managers, as applicable, of the applicable Issuer and such authorization shall not have been modified or rescinded; (ii) no stop order suspending the effectiveness of the Registration Statement have been issued and no proceeding for that purpose have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act have been received; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. I have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Issuers with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Issuers and the Warrant Agents, Purchase Contract Agent, Depositary Agent or Unit Agent, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Issuers and the Warrant Agents, Purchase Contract Agent, Depositary Agent or Unit Agent, as applicable.

In addition, in rendering the foregoing opinions I have assumed that, at all applicable times:

(a)       Becton Finance (i) was duly formed and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, each of the Becton Finance Indenture and the Becton Finance Debt Securities;

(b)       Becton Finance had the requisite organizational power and authority to execute, deliver and perform all its obligations under each of the Becton Finance Indenture and the Becton Finance Debt Securities; and

(c)       each of the Finance Indenture and the Becton Finance Debt Securities has been duly authorized, executed and delivered by all requisite organizational action on the part of Becton Finance.

The opinions stated herein are subject to the following qualifications:

(a)       we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency; and

(b)       we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars.

As used herein, “Transaction Documents” means the Indenture, the Becton Finance Indenture, any supplemental indentures or officer’s certificates establishing the terms of the Debt Securities or the Becton Finance Debt Securities pursuant thereto, any Depositary Agreement, any Warrant Agreement, any Purchase Contract Agreement, any Unit Agreement, any Guarantee and any applicable underwriting or purchase agreement.

I am a member of the Bar of the State of New Jersey, and attorneys under my supervision upon whom I am relying are members of the Bar of the State of New York. The foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the New Jersey Business Corporation Act (collectively, the “Opined-on Law”), and I express no opinion as to the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to me under the caption “Validity of Securities” in the prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person or entity without my prior written consent.

Very truly yours, /s/ Gary DeFazio Gary DeFazio Senior Vice President, Corporate Secretary and Associate General Counsel